                                                Exhibit 99.1

Edgewell Personal Care Company 6 Research Drive Shelton, Conn 06484
FOR IMMEDIATE RELEASE	Company Contact
Chris Gough Vice President, Investor Relations 203-944-5706 Chris.Gough@Edgewell.com

Edgewell Personal Care Announces Third Quarter Fiscal 2023 Results

Net Sales Increase of 4.2%, or 4.5% Organic
GAAP EPS growth of 77%, Adjusted EPS Growth of 14% or 22% at Constant Currency
Meaningful Gross Margin Accretion
Updates Full Year Outlook

Shelton, Conn - August 3, 2023 - Edgewell Personal Care Company (NYSE: EPC) today announced results for its third fiscal quarter 2023 ended June 30, 2023.

Executive Summary
•Net sales were $650.0 million, an increase of 4.2% compared to the prior year quarter.
•Organic net sales increased 4.5% (Organic basis excludes the unfavorable impact from currency movements.)
•GAAP Diluted net Earnings Per Share ("EPS") were $1.01 for the third fiscal quarter compared to $0.57 in the prior year quarter.
•Adjusted EPS were $0.98, inclusive of a $0.09 unfavorable impact from currency movements, compared to $0.86 in the prior year quarter.
•Ended the third fiscal quarter with $207.4 million in cash on hand, access to an additional $334.1 million revolving credit facility and a net debt leverage ratio of 3.2x.
•Returned $22.9 million to shareholders in the form of $15.2 million in share repurchases and $7.7 million of dividends in the third fiscal quarter.
•Board of Directors declared a cash dividend of $0.15 per common share on August 1, 2023 for the third fiscal quarter.
•On track to deliver organic net sales growth slightly above the mid-point, adjusted EPS at the high-end, and adjusted EBITDA slightly above the high-end of the previously provided ranges.

The Company reports and forecasts results on a GAAP and non-GAAP basis and has reconciled non-GAAP results and outlook to the most directly comparable GAAP measures later in this release. See non-GAAP Financial Measures for a more detailed explanation, including definitions of various non-GAAP terms used in this release. All comparisons used in this release are with the same period in the prior fiscal year unless otherwise stated.

“Our results this quarter continued to demonstrate the success of our transformation, as we delivered strong organic net sales and earnings per share growth, expanded gross margin and generated substantial cash,” said Rod Little, Edgewell’s President and Chief Executive Officer. “These results reflect the underlying strength of our business, our broad portfolio of consumer centric brands, and the breadth of our global business. While the macro environment remains uncertain, and our Sun Care business has been impacted by unfavorable weather, we are on track to deliver our third consecutive year of 4% organic net sales growth, and Adjusted EPS and Adjusted EBITDA at or above the high end of our previously provided outlook ranges. Notably, we remain focused on executing against our strategic priorities which position us to deliver sustained growth and value creation.”

Fiscal 3Q 2023 Operating Results (Unaudited)
Net sales were $650.0 million in the quarter, an increase of 4.2%, including a $1.7 million unfavorable impact from currency movements. Organic net sales increased 4.5%, as international markets increased 8.7%, driven by strong Wet Shave, Sun Care and Grooming performance and North America markets increased 2.3%, driven by Sun Care and Grooming growth. In aggregate, growth in organic net sales was driven by increased pricing.
Gross profit was $279.7 million, inclusive of a $7.2 million unfavorable impact from currency movements, as compared to $240.6 million in the prior year quarter. Gross margin as a percent of net sales was 43.0%, an increase of 440-basis points compared to the prior year period. Adjusted gross margin increased 80-basis points, or 185-basis points at constant currency, as productivity savings of approximately 205-basis points, and the benefit of higher pricing of 375-basis points, more than offset gross inflationary pressures of approximately 330-basis points and negative mix.

Advertising and sales promotion expense ("A&P") was $80.0 million, or 12.3% of net sales, a decrease of $0.9 million, compared to $80.9 million, or 13.0% of net sales in the prior year quarter.
Selling, general and administrative expense ("SG&A") was $96.3 million, or 14.8% of net sales, as compared to $92.7 million, or 14.9% of net sales in the prior year quarter. Adjusted SG&A as a percent of net sales decreased 20-basis points as the benefits of leverage and operational efficiency programs more than offset the impact of higher people costs and travel expense.
The Company recorded pre-tax restructuring expenses of $3.1 million in the quarter, consisting largely of severance and outplacement costs in support of cost efficiency programs, $1.0 million in acquisition and integration costs related to the Billie acquisition, and recorded a $6.8 million net benefit related to favorable resolution of legal matters.
Operating income, was $85.6 million, inclusive of a $6.7 million unfavorable impact from currency movements, compared to $49.9 million in the prior year quarter. Adjusted operating income increased 18.8% to $83.5 million, or 12.8% of net sales, compared to $70.3 million, or 11.3% of net sales in the prior year quarter. Adjusted operating margins increased 150-basis points, or 250-basis points at constant currency, driven by operational leverage and improved gross margins.
Interest expense associated with debt was $19.2 million, compared to $18.0 million in the prior year period. The increase in interest expense was the result of higher interest rates and a higher overall debt balance on the Company’s revolving credit facility.
Other expense (income), net was income of $3.8 million compared to $4.4 million of income in the prior year quarter.
The effective tax rate for the first nine months of fiscal 2023 was 25.9% compared to 18.5% in the prior year period. The adjusted effective tax rate for the first nine months of fiscal 2023 was 25.9%, up from the prior year period adjusted effective tax rate of 20.0%. The fiscal 2023 adjusted effective tax rate reflects an unfavorable mix of earnings in higher tax rate jurisdictions compared to prior year. In addition, fiscal 2022 includes the favorable impact of a change in the Company’s prior estimates.
GAAP net earnings were $52.5 million or $1.01 per diluted share compared to $30.5 million or $0.57 per diluted share in the third quarter of fiscal 2022. Adjusted net earnings were $50.8 million or $0.98 per share, inclusive of a $0.09 unfavorable impact from currency movements, compared to $45.8 million or $0.86 per share in the prior year quarter. Adjusted EBITDA was $109.1 million, inclusive of a $5.5 million unfavorable currency impact, compared to $97.1 million in the prior year quarter.
Net cash from operating activities was $168.3 million for the nine months ending June 30, 2023 compared to $72.4 million in the prior year period. The increase in cash from operating activities was driven by favorable changes in working capital and increased earnings.

Capital Allocation
On August 1, 2023, the Board of Directors declared a quarterly cash dividend of $0.15 per common share for the third fiscal quarter. The dividend will be payable on October 4, 2023 to shareholders of record as of the close of business on September 7, 2023. During the third quarter of fiscal 2023, the Company paid dividends totaling $7.7 million to stockholders.
During the third quarter of fiscal 2023, the Company completed share repurchases of approximately 0.3 million shares at a total cost of $15.2 million. As of June 30, 2023 the Company had 5.4 million shares of common stock available for repurchase in the future under the Board’s 2018 authorization.
Fiscal 3Q 2023 Operating Segment Results (Unaudited)
Wet Shave (Men's Systems, Women's Systems, Disposables, and Shave Preps)
Net sales decreased $2.2 million, or 0.7%. Organic net sales decreased $0.2 million or 0.1%, as the benefit of higher pricing was offset by lower volumes. Growth in Men’s Systems and Disposable’s was offset by declines in Shave Preps and Women’s Systems. Wet Shave segment profit decreased $5.4 million, or 14.4%. Organic segment profit, excluding the unfavorable impact from currency increased $1.2 million, or 3.2%, reflecting higher gross profit, partly offset by higher marketing expense.
Sun and Skin Care (Sun Care, Wet Ones, Bulldog, Jack Black and Cremo)
Net sales increased $28.7 million, or 13.3%. Organic net sales increased $28.1 million, or 13.0%, driven by strong growth across Sun Care, Men’s Grooming and Wet One’s. Organic net sales in International markets increased 21.0%, led by strong Sun Care demand in Latin America and Europe and higher pricing, while in North America, organic net sales increased 11.3%, driven by price and volume gains. Segment profit increased $14.5 million, or 31.1%. Organic segment profit increased $14.7 million, or 31.5%, primarily driven by higher organic net sales and gross profit and lower marketing expense.
Feminine Care (Tampons, Pads, and Liners)
Net sales decreased $0.3 million, or 0.4%. Organic net sales were in-line with prior year, reflecting lower volumes, offset by higher pricing. Segment profit increased $5.1 million. Organic segment profit increased $5.2 million, or 59.1%, primarily driven by higher gross margin.

Full Fiscal Year 2023 Financial Outlook
The Company is providing the following updated outlook assumptions for fiscal 2023:

•Reported net sales are expected to increase slightly above the mid-point of the the range of 2% to 4%.
◦Includes an estimated 60-basis point inorganic benefit in net sales from the acquisition of Billie, net of prior year Edgewell sales to Billie and an estimated 120-basis point (previously 115-basis point) negative impact from currency movements
•Organic net sales are now expected to increase slightly above the mid-point of the range of 3% to 5% (previously high end of the range)
•GAAP EPS is now expected to be in the range of $1.95 to $2.15 (previously $1.80 to $2.00)
◦Includes: Restructuring charges*, acquisition and integration costs, Sun Care reformulation costs, Canadian Pension wind-up costs, and favorable resolution of legal matters
•Adjusted EPS is now expected to be at the high end of the range of $2.30 to $2.50
◦Includes an estimated $0.38 EPS (previously $0.43) unfavorable impact from foreign currency movements
◦Gross margin is now expected to be flat to the prior year (previously 30-basis point increase)
◦Operating margin is expected to increase slightly
◦The EPS outlook reflects the impact of estimated share repurchases
•Adjusted EBITDA is now expected to be slightly above the high end of the range of $320 to $335 million
◦Includes an estimated $26 million (previously $29 million) unfavorable impact from foreign currency changes
•Adjusted effective tax rate is expected to be approximately 25%
•Free cash flow is now expected to be approximately $150 million (previously $140 million)

* In fiscal 2023, the Company is taking specific actions to strengthen its operating model, simplify the organization and improve manufacturing and supply chain efficiency. As a result of these actions, the Company expects to incur charges of approximately $18 million for the full fiscal year.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 8:00 a.m. Eastern Time today. All interested parties may access a live webcast of this conference call at www.edgewell.com, under the "Investors," and "News and Events" tabs or by using the following link: http://ir.edgewell.com/news-and-events/events

For those unable to participate during the live webcast, a replay will be available on www.edgewell.com, under the "Investors," "Financial Reports," and "Quarterly Earnings" tabs. This release includes references to the Company's website and references to additional information and materials found on its website. The Company's website and such information and materials are not incorporated by reference in, and are not part of, this release.

About Edgewell
Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick®, Wilkinson Sword® and Billie® men's and women's shaving systems and disposable razors; Edge and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat®, Hawaiian Tropic®, Bulldog®, Jack Black®, and CREMO® sun and skin care products; and Wet Ones® products. The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan, the U.K. and Australia, with approximately 7,000 employees worldwide.

# # #

Forward-Looking Statements. This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. Forward-looking statements generally can be identified by the use of words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not based on historical facts, but instead reflect the Company's expectations, estimates or projections concerning future results or events, including, without limitation, the future earnings and performance of Edgewell or any of its businesses. Many factors outside our control could affect the realization of these estimates. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause the Company's actual results to differ materially from those indicated by those statements. The Company cannot assure you that any of its expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and the Company disclaims any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. You should not place undue reliance on these statements.
In addition, other risks and uncertainties not presently known to the Company or that it presently considers immaterial could significantly affect the accuracy of any such forward-looking statements. Risks and uncertainties include those detailed from time to time in the Company's publicly filed documents, including in Item 1A. Risk Factors of Part I of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 16, 2022.

Non-GAAP Financial Measures. While the Company reports financial results in accordance with generally accepted accounting principles ("GAAP") in the U.S., this discussion also includes non-GAAP measures. These non-GAAP measures are referred to as "adjusted" or "organic" and exclude items such as restructuring and related costs, acquisition and integration costs, Sun Care reformulation costs, value-added tax (“VAT”) settlement costs, loss on defined benefit settlement, income from resolution of legal matters, and other costs or income. Reconciliations of non-GAAP measures, including reconciliations of measures related to the Company's fiscal 2023 financial outlook, are included within the Notes to Condensed Consolidated Financial Statements included with this release.
This non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The Company uses this non-GAAP information internally to make operating decisions and believes it is helpful to investors because it allows more meaningful period-to-period comparisons of ongoing operating results. The information can also be used to perform analysis and to better identify operating trends that may otherwise be masked or distorted by the types of items that are excluded. This non-GAAP information is a component in determining management's incentive compensation. Finally, the Company believes this information provides a higher degree of transparency. The following provides additional detail on the Company's non-GAAP measures:

•The Company utilizes “adjusted” non-GAAP measures including gross profit, SG&A, operating income, income taxes, net earnings, diluted earnings per share, and EBITDA to internally make operating decisions. The following items are excluded when analyzing non-GAAP measures: restructuring and related costs, acquisition and integration costs, Sun Care reformulation costs, VAT settlement costs, loss on defined benefit settlement, stock keeping unit (“SKU”) rationalization charges, income from resolution of legal matters and at times management excludes other costs and income.
◦Constant currency measures are calculated by removing the impact of translational and transactional foreign currencies changes net of foreign currency hedges compared to the prior year. Transactional foreign currency changes are driven by foreign legal entities transactions not denominated in local currency.
•The Company analyzes its net sales and segment profit on an organic basis to better measure the comparability of results between periods. Organic net sales and organic segment profit exclude the impact of changes in foreign currency and the impact of acquisitions.
◦Organic net sales was unfavorably impacted in October and November of fiscal 2023 by the Billie acquisition as sales that were previously reported as third party sales to Billie are now included as inter-company sales.
◦Segment profit will be impacted by fluctuations in translation and transactional foreign currency. The impact of currency was applied to segments using management’s best estimate.
•Free cash flow is defined as net cash from operating activities less capital expenditures plus collections of deferred purchase price of accounts receivable sold and proceeds from sales of fixed assets. Free cash flow conversion is defined as free cash flow as a percentage of net earnings adjusted for the net impact of non-cash impairments.
•Net debt defined as total debt less cash. Net debt ratio is defined as total debt less cash divided by trailing twelve month adjusted EBITDA.

EDGEWELL PERSONAL CARE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net sales	$650.0	$623.8	$1,717.5	$1,634.8
Cost of products sold	370.3	383.2	1,007.1	974.2
Gross profit	279.7	240.6	710.4	660.6

Selling, general and administrative expense	96.3	92.7	297.2	290.9
Advertising and sales promotion expense	80.0	80.9	188.8	197.0
Research and development expense	14.8	13.6	42.6	40.1
Restructuring charges	3.0	3.5	8.7	9.2
Operating income	85.6	49.9	173.1	123.4
Interest expense associated with debt	19.2	18.0	59.8	53.3
Other (income) expense, net	(3.8)	(4.4)	0.7	(9.5)
Earnings before income taxes	70.2	36.3	112.6	79.6
Income tax provision	17.7	5.8	29.2	14.7
Net earnings	$52.5	$30.5	$83.4	$64.9

Earnings per share:
Basic net earnings per share	$1.03	$0.58	$1.62	$1.21
Diluted net earnings per diluted share	$1.01	$0.57	$1.61	$1.20

Weighted-average shares outstanding:
Basic	51.1	52.5	51.3	53.5
Diluted	51.8	53.1	51.9	54.1

See Accompanying Notes.

EDGEWELL PERSONAL CARE COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 30, 2023	September 30, 2022
Assets
Current assets
Cash and cash equivalents	$207.4	$188.7
Trade receivables, less allowance for doubtful accounts	121.5	136.9
Inventories	502.5	449.3
Other current assets	157.2	167.3
Total current assets	988.6	942.2
Property, plant and equipment, net	339.8	345.5
Goodwill	1,336.1	1,322.2
Other intangible assets, net	983.7	996.6
Other assets	118.1	106.6
Total assets	$3,766.3	$3,713.1

Liabilities and Shareholders' Equity
Current liabilities
Notes payable	$17.7	$19.0
Accounts payable	241.1	237.3
Other current liabilities	321.0	291.7
Total current liabilities	579.8	548.0
Long-term debt	1,323.1	1,391.4
Deferred income tax liabilities	142.3	140.4
Other liabilities	170.0	173.6
Total liabilities	2,215.2	2,253.4
Shareholders' equity
Common shares	0.7	0.7
Additional paid-in capital	1,586.3	1,604.3
Retained earnings	991.2	931.7
Common shares in treasury at cost	(876.3)	(860.9)
Accumulated other comprehensive loss	(150.8)	(216.1)
Total shareholders' equity	1,551.1	1,459.7
Total liabilities and shareholders' equity	$3,766.3	$3,713.1

See Accompanying Notes.

EDGEWELL PERSONAL CARE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended June 30,
	2023	2022
Cash Flow from Operating Activities
Net earnings	$83.4	$64.9
Depreciation and amortization	68.1	67.1
Share-based compensation expense	19.8	18.4
Loss on sale of assets	1.1	0.6
Defined benefit settlement loss	7.2	—
Deferred compensation payments	(4.9)	(7.1)
Deferred income taxes	(0.6)	(10.6)
Other, net	(13.6)	(4.8)
Changes in operating assets and liabilities	7.8	(56.1)
Net cash from operating activities	$168.3	$72.4

Cash Flow from Investing Activities
Capital expenditures	$(31.1)	$(37.4)
Acquisition of Billie, net of cash acquired	—	(309.4)
Collection of deferred purchase price on accounts receivable sold	1.5	5.6
Proceeds from sale of Infant and Pet Care business	—	5.0
Other, net	(2.0)	(1.4)
Net cash used by investing activities	$(31.6)	$(337.6)

Cash Flow from Financing Activities
Cash proceeds from debt with original maturities greater than 90 days	$645.0	$534.0
Cash payments on debt with original maturities greater than 90 days	(715.0)	(413.0)
Proceeds (payments) of debt with original maturities of 90 days or less	5.1	(4.3)
Repurchase of shares	(45.2)	(110.1)
Dividends to common shareholders	(23.8)	(24.7)
Net financing inflow from the Accounts Receivable Facility	9.6	6.5
Employee shares withheld for taxes	(9.0)	(10.4)
Other, net	1.0	0.6
Net cash used by financing activities	$(132.3)	$(21.4)

Effect of exchange rate changes on cash	14.3	(11.0)

Net increase (decrease) in cash and cash equivalents	18.7	(297.6)
Cash and cash equivalents, beginning of period	188.7	479.2
Cash and cash equivalents, end of period	$207.4	$181.6

See Accompanying Notes.

EDGEWELL PERSONAL CARE COMPANY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited, in millions, except per share data)

Note 1 — Segments
The Company conducts its business in the following three segments: Wet Shave, Sun and Skin Care, and Feminine Care (collectively, the “Segments,” and each individually, a “Segment”). Segment performance is evaluated based on segment profit, exclusive of general corporate expenses, share-based compensation costs, restructuring and related costs, and may at times include other costs or income, including acquisition and integration costs, Sun Care reformulation costs, value-added tax (“VAT”) settlement costs, the loss on the Canadian defined benefit settlement, income from resolution of legal matters, stock keeping unit (“SKU”) rationalization charges and the amortization of intangible assets. Financial items, such as interest income and expense, are managed on a global basis at the corporate level. The exclusion of such charges from segment results reflects management's view on how it evaluates segment performance.
The Company completed the acquisition of Billie on November 29, 2021.
Segment net sales and profitability are presented below:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Wet Shave	$324.1	$326.3	$908.0	$917.4
Sun and Skin Care	244.9	216.2	567.5	504.3
Feminine Care	81.0	81.3	242.0	213.1
Total net sales	$650.0	$623.8	$1,717.5	$1,634.8

Segment Profit
Wet Shave	$32.1	$37.5	$102.6	$116.6
Sun and Skin Care	61.1	46.6	114.1	92.6
Feminine Care	13.9	8.8	37.7	19.1
Total segment profit	107.1	92.9	254.4	228.3
General corporate and other expenses	(15.8)	(14.8)	(48.7)	(42.8)
Amortization of intangibles	(7.8)	(7.8)	(23.2)	(21.8)
Interest and other expense, net	(15.4)	(13.6)	(53.3)	(43.8)
Restructuring and related costs	(3.1)	(3.9)	(8.9)	(9.8)
Acquisition and integration costs	(1.0)	(0.9)	(5.1)	(8.0)
Sun Care reformulation costs	(0.6)	(0.6)	(1.7)	(4.1)
Defined benefit settlement loss	—	—	(7.2)	—
VAT settlement costs	—	—	—	(3.4)
Legal matters, net income (expense)	6.8	7.5	6.3	7.5
SKU rationalization charges	—	(22.5)	—	(22.5)
Total earnings before income taxes	$70.2	$36.3	$112.6	$79.6
Refer to Note 2 GAAP to Non-GAAP Reconciliations for the income statement location of non-GAAP adjustments to earnings before income taxes.

Note 2 — GAAP to Non-GAAP Reconciliations
The following tables provide a GAAP to Non-GAAP reconciliation of certain line items from the Condensed Consolidated Statement of Earnings:

	Three Months Ended June 30, 2023
	Gross Profit	SG&A	Operating Income	EBIT	Income taxes	Net Earnings	Diluted EPS
GAAP — Reported	$279.7	$96.3	$85.6	$70.2	$17.7	$52.5	$1.01
Restructuring and related costs	—	0.1	3.1	3.1	0.8	2.3	0.04
Acquisition and integration costs	—	1.0	1.0	1.0	0.2	0.8	0.02
Sun Care reformulation costs	—	—	0.6	0.6	0.2	0.4	0.01
Legal matters, net (income) expense	—	(6.8)	(6.8)	(6.8)	(1.6)	(5.2)	(0.10)
Total Adjusted Non-GAAP	$279.7	$102.0	$83.5	$68.1	$17.3	$50.8	$0.98

				Adjusted Non-GAAP Constant Currency			$1.07

GAAP as a percent of net sales	43.0%	14.8%	13.2%	GAAP effective tax rate		25.3%
Adjusted as a percent of net sales	43.0%	15.7%	12.8%	Adjusted effective tax rate		25.3%
Adjusted Constant Currency as a percent of net sales	44.0%		13.8%

	Three Months Ended June 30, 2022
	Gross Profit	SG&A	Operating Income	EBIT	Income taxes	Net Earnings	Diluted EPS
GAAP — Reported	$240.6	$92.7	$49.9	$36.3	$5.8	$30.5	$0.57
Restructuring and related costs	—	0.4	3.9	3.9	0.9	3.0	0.06
Acquisition and integration costs	—	0.9	0.9	0.9	0.3	0.6	0.01
SKU rationalization charges	22.5	—	22.5	22.5	5.5	17.0	0.32
Sun Care reformulation costs	—	—	0.6	0.6	0.2	0.4	0.01
Legal matters, net (income) expense	—	(7.5)	(7.5)	(7.5)	(1.8)	(5.7)	(0.11)
Total Adjusted Non-GAAP	$263.1	$98.9	$70.3	$56.7	$10.9	$45.8	$0.86

GAAP as a percent of net sales	38.6%	14.9%	8.0%	GAAP effective tax rate		16.1%
Adjusted as a percent of net sales	42.2%	15.9%	11.3%	Adjusted effective tax rate		19.3%

	Nine Months Ended June 30, 2023
	Gross Profit	SG&A	Operating Income	EBIT	Income taxes	Net Earnings	Diluted EPS
GAAP — Reported	$710.4	$297.2	$173.1	$112.6	$29.2	$83.4	$1.61
Restructuring and related costs	0.2	0.2	9.1	9.1	2.4	6.7	0.13
Acquisition and integration costs	—	5.1	5.1	5.1	1.2	3.9	0.08
Sun Care reformulation costs	—	—	1.7	1.7	0.4	1.3	0.02
Defined benefit settlement loss	—	—	—	7.2	1.9	5.3	0.10
Legal matters, net (income) expense	—	(6.3)	(6.3)	(6.3)	(1.5)	(4.8)	(0.09)
Total Adjusted Non-GAAP	$710.6	$298.2	$182.7	$129.4	$33.6	$95.8	$1.85

				Adjusted Non-GAAP Constant Currency			$2.13

GAAP as a percent of net sales	41.4%	17.3%	10.1%	GAAP effective tax rate		25.9%
Adjusted as a percent of net sales	41.4%	17.4%	10.6%	Adjusted effective tax rate		25.9%
Adjusted Constant Currency as a percent of net sales	42.4%		11.7%

	Nine Months Ended June 30, 2022
	Gross Profit	SG&A	Operating Income	EBIT	Income taxes	Net Earnings	Diluted EPS
GAAP — Reported	$660.6	$290.9	$123.4	$79.6	$14.7	$64.9	$1.20
Restructuring and related costs	—	0.6	9.8	9.8	2.5	7.3	0.14
Acquisition and integration costs	0.8	7.2	8.0	8.0	0.8	7.2	0.13
Sun Care reformulation costs	3.5	—	4.1	4.1	1.1	3.0	0.06
VAT settlement costs	—	3.4	3.4	3.4	1.1	2.3	0.04
Legal matters, net (income) expense	—	(7.5)	(7.5)	(7.5)	(1.8)	(5.7)	(0.11)
SKU rationalization charges	22.5	—	22.5	22.5	5.5	17.0	0.31
Total Adjusted Non-GAAP	$687.4	$287.2	$163.7	$119.9	$23.9	$96.0	$1.77

GAAP as a percent of net sales	40.4%	17.8%	7.5%	GAAP effective tax rate		18.5%
Adjusted as a percent of net sales	42.0%	17.6%	10.0%	Adjusted effective tax rate		20.0%
Note 3 - Net Sales and Profit by Segment
Operations for the Company are reported via three Segments. The impact of acquisition includes the operations of Billie which was acquired in November 2021. The following tables present changes in net sales and segment profit for the third quarter and first nine months ended June 30, 2023, as compared to the corresponding period in the prior quarter.

Net Sales
Quarter Ended June 30, 2023
	Wet Shave		Sun and Skin Care		Feminine Care		Total
Net Sales - Q3 FY22	$326.3		$216.2		$81.3		$623.8
Organic	(0.2)	(0.1)%	28.1	13.0%	—	—%	27.9	4.5%
Impact of currency	(2.0)	(0.6)%	0.6	0.3%	(0.3)	(0.4)%	(1.7)	(0.3)%
Net Sales - Q3 FY23	$324.1	(0.7)%	$244.9	13.3%	$81.0	(0.4)%	$650.0	4.2%

Net Sales
Nine Months Ended June 30, 2023
	Wet Shave		Sun and Skin Care		Feminine Care		Total
Net Sales - Q3 FY22	$917.4		$504.3		$213.1		$1,634.8
Organic	8.1	0.9%	66.6	13.2%	29.7	13.9%	104.4	6.4%
Impact of Billie acquisition, net	12.0	1.3%	—	—%	—	—%	12.0	0.7%
Impact of currency	(29.5)	(3.2)%	(3.4)	(0.7)%	(0.8)	(0.4)%	(33.7)	(2.1)%
Net Sales - Q3 FY23	$908.0	(1.0)%	$567.5	12.5%	$242.0	13.5%	$1,717.5	5.0%

Organic net sales were impacted in the first quarter of fiscal 2023 by the change in classification of sales from third party to intercompany as a result of the Billie acquisition in fiscal 2022. The impact of the Billie acquisition, net is calculated as Billie net third party sales from October 1, 2022 through November 30, 2022 less sales to Billie by the Company in the comparable prior year period, which totaled $12.3.

Segment Profit
Quarter Ended June 30, 2023
	Wet Shave		Sun and Skin Care		Feminine Care		Total
Segment Profit - Q3 FY22	$37.5		$46.6		$8.8		$92.9
Organic	1.2	3.2%	14.7	31.5%	5.2	59.1%	21.1	22.7%
Impact of currency	(6.6)	(17.6)%	(0.2)	(0.4)%	(0.1)	(1.1)%	(6.9)	(7.4)%
Segment Profit - Q3 FY23	$32.1	(14.4)%	$61.1	31.1%	$13.9	58.0%	$107.1	15.3%

Segment Profit
Nine Months Ended June 30, 2023
	Wet Shave		Sun and Skin Care		Feminine Care		Total
Segment Profit - Q3 FY22	$116.6		$92.6		$19.1		$228.3
Organic	7.6	6.5%	22.4	24.2%	19.3	101.0%	49.3	21.6%
Impact of currency	(21.6)	(18.5)%	(0.9)	(1.0)%	(0.7)	(3.7)%	(23.2)	(10.2)%
Segment Profit - Q3 FY23	$102.6	(12.0)%	$114.1	23.2%	$37.7	97.3%	$254.4	11.4%

For all tables, the impact of currency to segment profit includes both the translational and transactional currency changes during the quarter.

Note 4 - Net Debt and EBITDA
The Company reports financial results on a GAAP and adjusted basis. The tables below are used to reconcile Net Debt and Net earnings to EBITDA and Adjusted EBITDA, which are Non-GAAP measures, to improve comparability of results between periods.

	June 30, 2023	September 30, 2022
Notes payable	$17.7	$19.0
Long-term debt	1,323.1	1,391.4
Gross debt	$1,340.8	$1,410.4
Less: Cash and cash equivalents	207.4	188.7
Net Debt	$1,133.4	$1,221.7

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net earnings	$52.5	$30.5	$83.4	$64.9
Income tax provision	17.7	5.8	29.2	14.7
Interest expense, net	18.5	17.8	58.5	53.4
Depreciation and amortization	22.5	22.6	68.1	67.1
EBITDA	$111.2	$76.7	$239.2	$200.1

Restructuring and related costs	3.1	3.9	9.1	9.8
Acquisition and integration costs	1.0	0.9	5.1	8.0
Sun Care reformulation costs	0.6	0.6	1.7	4.1
Defined benefit settlement	—	—	7.2	—
VAT settlement costs	—	—	—	3.4
Legal matters, net (income) expense	(6.8)	(7.5)	(6.3)	(7.5)
SKU rationalization charges	—	22.5	—	22.5
Adjusted EBITDA	$109.1	$97.1	$256.0	$240.4

Adjusted EBITDA Constant Currency	$114.5		$275.4

Note 5 - Outlook
The following tables provide reconciliations of Adjusted EPS and Adjusted EBITDA, Non-GAAP measures, included within the Company's outlook for projected fiscal 2023 results:

Adjusted EPS Outlook
Fiscal 2023 GAAP EPS		$1.95 - $2.15

Restructuring and related costs	approx.	0.36
Acquisition and integration costs	approx.	0.12
Defined benefit settlement loss	approx.	0.14
Legal matters, net (income) expense	approx.	(0.14)
Sun Care reformulation costs	approx.	0.06
Other costs	approx.	0.02
Income taxes(1)	approx.	(0.14)

Fiscal 2023 Adjusted EPS Outlook (Non-GAAP)		$2.30 - $2.50
(1)Income tax effect of the adjustments to Fiscal 2023 GAAP EPS noted above.

Adjusted EBITDA Outlook
Fiscal 2023 GAAP Net Income	approx.	$100 - $115
Income tax provision	approx.	35
Interest expense, net	approx.	77
Depreciation and amortization	approx.	90
EBITDA	approx.	$302 - $317

Restructuring and related costs	approx.	18
Acquisition and integration costs	approx.	6
Defined benefit settlement loss	approx.	7
Legal matters, net (income) expense	approx.	(7)
Sun Care reformulation costs	approx.	3
Other costs	approx.	1
Fiscal 2023 Adjusted EBITDA	approx.	$320 - $335